Exhibit 10.3

This Construction Management Agreement has been filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Tennessee Valley Authority. The representations and warranties of the parties in this Construction Management Agreement were made to, and solely for the benefit of, the other parties to this Construction Management Agreement. The assertions embodied in the representations and warranties may be qualified by information included in schedules, exhibits or other materials exchanged by the parties that may modify or create exceptions to the representations and warranties. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

EXECUTION VERSION

Construction Management Agreement
Dated as of January 17, 2012
between
John Sevier Combined Cycle Generation LLC,
as Owner Lessor
and
Tennessee Valley Authority,
as Contractor
______________________________________
John Sevier Combined Cycle
Generation Facility
located in Hawkins County, Tennessee

Table of Contents
		Page
ARTICLE 1	DEFINITIONS..................................................................................................	2
1.1	Definitions; Rules of Interpretation..........................................................................	2
ARTICLE 2	DESIGN AND CONSTRUCTION OF FACILITY..........................................	2
2.1	Design and Construction of the Facility...................................................................	2
2.2	Work to Be Performed..............................................................................................	2
2.3	Work Progress; Substantial Completion...................................................................	3
2.4	Suspension of the Work by Contractor.....................................................................	4
2.5	Clean-Up and Disposal.............................................................................................	4
2.6	Hazardous Substances..............................................................................................	4
2.7	Protection of Property...............................................................................................	5
2.8	Availability of Documents to Owner Lessor............................................................	5
2.9	Labor Relations........................................................................................................	5
2.10	Safety Precautions....................................................................................................	5
2.11	Further Assurances...................................................................................................	5
ARTICLE 3	STANDARD OF PERFORMANCE.................................................................	6
3.1	Standard of Performance..........................................................................................	6
ARTICLE 4	OWNER'S INFORMATION; ACCESS TO THE FACILITY; INSPECTIONS.........................................................................................................	6
4.1	Owner Lessor's Information......................................................................................	6
4.2	Facility Site Access...................................................................................................	7
4.3	Inspection by Contractor...........................................................................................	7
4.4	Inspection by Owner Lessor......................................................................................	7
ARTICLE 5	SUBSTANTIAL COMPLETION; FINAL COMPLETION.............................	7
5.1	Substantial Completion.............................................................................................	7
5.2	Achievement of Substantial Completion..................................................................	8
5.3	Final Completion.......................................................................................................	8
5.4	Achievement of Final Completion............................................................................	9
5.5	Acceptance by Owner Lessor Not a Release of Contractor......................................	9
ARTICLE 6	PRICE AND PAYMENT...................................................................................	9
6.1	CMA Payment...........................................................................................................	9

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CONSTRUCTION MANAGEMENT AGREEMENT
This CONSTRUCTION MANAGEMENT AGREEMENT (this “Agreement”), dated as of January 17, 2012, is made by and between John Sevier Combined Cycle Generation LLC, a Delaware limited liability company, as owner lessor (the “Owner Lessor”), and Tennessee Valley Authority, a wholly owned corporate agency and instrumentality of the United States, as contractor (the “Contractor”).
W I T N E S S E T H :
WHEREAS, in connection with the construction of the Facility, the Contractor has entered into (a) the TVA Contract - Construction of John Sevier Combined Cycle Project, dated as of March 8, 2010 (the “Kiewit Construction Contract”), with Kiewit Power Constructors Co. (“Kiewit”), pursuant to which the Contractor engaged Kiewit to perform construction services relating to the Facility, and (b) the Tennessee Valley Authority Contract No. 00066777, dated as of December 14, 2007 (the “URS Construction Contract,” and, together with the Kiewit Construction Contract, the “Construction Documents”), with URS Energy & Construction, Inc., f/k/a Washington Group International, Inc. (“URS”), pursuant to which the Contractor engaged URS to provide certain design and engineering services relating to the Facility;
WHEREAS, in connection with the financing of the construction of the Facility, the Contractor, the Owner Lessor, Wells Fargo Delaware Trust Company, National Association, a national banking association, not in its individual capacity, but solely as manager under the Owner Lessor LLC Agreement (the “Lessor Manager”) and as manager under the Equity Investor LLC Agreement (the “Equity Manager”), John Sevier HoldCo LLC, a Delaware limited liability company (the “Equity Investor”), and Wilmington Trust Company, a Delaware trust company, not in its individual capacity, but solely as trustee under the Lease Indenture (the “Lease Indenture Trustee”), have entered into the Participation Agreement, dated as of January 10, 2012 (the “Participation Agreement”);
WHEREAS, the Contractor has engaged other contractors to perform various services at the Facility (together with Kiewit and URS, the “Subcontractors”);
WHEREAS, pursuant to the Participation Agreement, on the date hereof, the Contractor entered into the Head Lease with the Owner Lessor and leased the partially completed Facility to the Owner Lessor;
WHEREAS, the Owner Lessor desires to engage the Contractor to complete the construction of the Facility on the terms hereof; and
WHEREAS, it is a condition to the lease of the Facility under the Participation Agreement that the parties enter into this Agreement.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

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ARTICLE 1
DEFINITIONS

1.1    Definitions; Rules of Interpretation. The capitalized terms used in this Agreement, including the foregoing recitals, and not otherwise defined herein shall have the respective meanings specified in Appendix A to the Participation Agreement. The general provisions of Appendix A to the Participation Agreement shall apply to terms used in this Agreement and specifically defined herein.

ARTICLE 2
DESIGN AND CONSTRUCTION OF FACILITY

2.1    Design and Construction of the Facility.

(a)    Subject to the terms and conditions hereof, the Contractor shall perform, or cause to be performed, all work (the “Work”) necessary to design, engineer, procure, construct, license, start-up, test, commission and complete the Facility in accordance with the requirements of this Agreement.
(b)    The Contractor shall at no time after the date of this Agreement modify, vary, or amend in any material respect any of the features or specifications of the Facility outlined in Exhibit A without first notifying the Owner Lessor in writing and obtaining the Owner Lessor's consent in writing, which consent shall not be unreasonably withheld, provided that it shall not be unreasonable for the Owner Lessor to withhold its consent to any modification, variation or amendment which would, or would be likely to, materially adversely affect the ability of the Contractor to comply with its obligations under this Agreement. Notwithstanding the foregoing, the Contractor shall have the right, at any time, upon notice to, but without a prior approval of, the Owner Lessor, to make changes to any portion of the Work to the extent required to be made to comply with Prudent Industry Practice, including, but not limited to, in connection with the occurrence of Uncontrollable Forces or a change in Applicable Laws.
(c)    The Contractor agrees to provide, at its expense, all power system components on the Facility Site, including all transformation, switching and auxiliary equipment, such as synchronizing and protection and control equipment.
2.2    Work to Be Performed. Without limiting the generality of the foregoing, the Contractor shall perform or has performed, or shall cause or has caused to be performed, all Work necessary to complete the Facility described herein or reasonably inferable from the provisions contained herein and the other Transaction Documents and to cause the Facility to be completed, including without limitation each of the following elements of the Work:

2.2.1    design for civil works, structures, mechanical systems, and electrical systems and preparation of drawings and specifications, including design standards, design reports, models and calculations, all as described in the drawings and specifications for the Work (the “Design Documents”);

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2.2.2    procurement of all labor, plant, materials, equipment and an initial spare parts inventory;

2.2.3     handling of material, equipment and construction equipment, including, as necessary, inspection, expediting, shipping, unloading, receiving and transportation to and storage at the Facility Site;

2.2.4    Facility Site preparation and Facility Site security, to the extent required for the completion of the Work;

2.2.5    acquisition of all rights-of-way necessary to complete the Work;

2.2.6    all relocation of utility services, demolition of existing structures as appropriate, construction and installation work, to the extent necessary to complete the Work, including subcontracting;

2.2.7    procurement of Applicable Permits in connection with the design, development, acquisition, equipping or other management of the Facility and rights of way or performance of the Work, or necessary for the operation of the Facility by the Contractor or its duly qualified and licensed designee, including construction approvals and permits for lay-down and staging area, state and federal environmental permits and building and heritage permits, and maintenance thereof to the extent necessary to complete the Work in accordance herewith;

2.2.8    arrangement, installation and payment for all temporary utilities and temporary utilities relocations and supply of all fuel, chemicals and consumables required to perform the Work, including Facility construction, start up and testing;

2.2.9    handling of all safety and industrial relations matters; and

2.2.10    commissioning of the Facility in accordance with the performance, testing and commissioning procedures of the Contractor.

2.3    Work Progress; Substantial Completion.

2.3.1    The Contractor agrees to use its commercially reasonable efforts to ensure that the Facility achieves Substantial Completion by the Guaranteed Outside Completion Date or as soon thereafter as commercially practicable. If the Contractor anticipates that Substantial Completion will not be achieved by the Guaranteed Outside Completion Date, the Contractor shall promptly provide notice of such anticipated delay to the Owner Lessor, together with a corrective action plan the Contractor intends to adopt in order to achieve Substantial Completion as soon after the Guaranteed Outside Completion Date as commercially practicable.

2.3.2    The Contractor shall develop a list of items which, in the Contractor's reasonable discretion, require completion following Substantial Completion in order to achieve Final Completion (the “Punch List”), and following Substantial Completion, shall use its commercially reasonable efforts to complete or procure completion of the items on the Punch List and to ensure that the Facility achieves Final Completion; provided that the Contractor shall have the right to expand, reduce or otherwise modify the

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Punch List at any time in its reasonable discretion.

2.3.3    Notwithstanding anything in this Agreement or any other Operative Document to the contrary, the parties acknowledge and agree that any failure of the Facility to achieve Substantial Completion by the Guaranteed Outside Completion Date or achieve Final Completion by any particular date will not: (a) in and of itself constitute a default of the Contractor under this Agreement or any Operative Document; (b) permit the Owner Lessor or the Contractor to terminate this Agreement or any other Operative Document; (c) be deemed a repudiation by the Contractor of, or give rise to any remedies of the Owner Lessor based on anticipatory repudiation of, this Agreement or any other Operative Document; or (d) result in any liability of the Contractor for the payment of any liquidated damages (including any liquidated damages which may be payable to the Contractor by its subcontractors).

2.4    Suspension of the Work by Contractor. Upon the occurrence and during the continuance of any of the following events, the Contractor shall have the right to suspend performance of all or any portion of the Work: (a) Uncontrollable Forces; (b) change in Applicable Law that has a materially adverse impact on the performance of the Work; (c) the discovery of pre-existing Hazardous Substances on or under the Facility; (d) a request by a Governmental Entity having jurisdiction over the Facility or the Contractor to utilize one or all of the Units to meet electrical demand; or (e) circumstances under which any Subcontractor has the right to suspend the Work or any portion thereof in accordance with the Construction Documents. The Contractor shall provide to the Owner Lessor prompt notice of any such suspension of the Work, and shall recommence performance of the Work as soon as reasonably practicable after the occurrence of any such event, to the extent consistent with Applicable Law and permitted under the Construction Documents.

2.5    Clean-Up and Disposal. The Contractor shall dispose of waste materials, rubbish and other debris developed, obtained or excavated in the course of performance of the Work in compliance with Applicable Law and Prudent Industry Practice.

2.6    Hazardous Substances. The Contractor shall be fully responsible for any Hazardous Substances discovered in, on, under or emanating from, or brought onto, the Facility Site, and for the proper testing, handling, removal, transportation and disposal of such Hazardous Substances, in each case with the exception for any such Hazardous Substances introduced by the Owner Lessor or any of its Affiliates or agents (other than the Contractor or any Subcontractor). Such Hazardous Substances shall be stored and used in accordance with the requirements of Applicable Law and the Applicable Permits. The Contractor shall use reasonable commercial efforts to minimize the use of Hazardous Substances in the construction of the Facility and shall not utilize or cause, and shall use reasonable commercial effort to not permit any Subcontractor to utilize, such Hazardous Substances as are prohibited from being used in the United States or the State of Tennessee under Applicable Law. The Contractor shall be responsible for all clean-up and mitigation required in connection with any spills, emissions or releases of Hazardous Substances on, at or from the Facility Site, whether before or after the date hereof, with the exception of any such Hazardous Substances introduced by the Owner Lessor or any of its Affiliates or agents (other than the Contractor or any Subcontractor). The Contractor shall notify the Owner Lessor within forty-eight (48) hours of obtaining Actual

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Knowledge of any release of a Hazardous Substance on, at or from the Facility which is required under Applicable Laws to be reported to any Governmental Entity.

2.7    Protection of Property. During the performance of the Work, the Contractor shall use reasonable commercial efforts to protect the Facility, the Facility Site, and any and all related materials, construction equipment and tools from damage as a result of the performance of the Work by the Contractor or its Subcontractors. The Contractor shall be responsible for the damage or destruction of any property damaged or destroyed in the course of the performance of the Work, and the Contractor shall at its own expense rebuild, restore or replace such damaged or destroyed property to a condition at least equal to the condition of such property before such damage or destruction occurred. The Contractor shall use reasonable commercial efforts to provide, and to ensure that each Subcontractor provides, in accordance with Prudent Industry Practice, protection from damage or loss to the Facility, the Facility Site, and any and all related materials, construction equipment and tools during the course of performance of the Work hereunder. Where ingress and egress to and from the Facility Site require the traverse of public or private lands, the Contractor (a) shall be fully responsible for any and all damage to such other property resulting from any movement of its crews and equipment (and of all Subcontractors and each of their crews and equipment), (b) shall be fully responsible for, and exercise commercially reasonable efforts to avoid, marring such lands, and (c) shall in all material respects comply with all obligations of, and any restrictions imposed under, Applicable Law.

2.8    Availability of Documents to Owner Lessor. Upon Owner Lessor's request, the Contractor shall make available to the Owner Lessor following reasonable notice by the Owner Lessor to the Contractor and upon such other reasonable conditions as the Contractor may require and subject to any obligation of confidentiality owed to any third party (other than an Affiliate of the Contractor): (i) the Construction Documents and all Applicable Permits (to the extent required at such time in connection with the Work); (ii) to the extent in the possession of the Contractor, any requested Design Documents, safety manuals, operation and instruction manuals, quality plans, or any other such manuals or plans that have been prepared in connection with the Work; and (iii) financial records and books of account of the Contractor pertaining to the Facility and the Work maintained in accordance with generally accepted accounting principles.

2.9    Labor Relations. The Contractor shall be responsible for all labor relations matters with respect to the Contractor's and any Subcontractor's personnel relating to the Work and shall at all times use commercially reasonable efforts to maintain harmony among personnel employed in connection with the Work. The Contractor shall at all times exercise commercially reasonable efforts to avoid work stoppages, slowdowns, disputes and strikes.

2.10    Safety Precautions. The Contractor shall comply, and shall exercise commercially reasonable efforts to ensure that each Subcontractor complies, with the safety procedures and requirements set forth in the Construction Documents and the Contractor's standard safety procedures, including, but not limited to, the safety procedures set forth in the then-current applicable safety manual and procedures.

2.11    Further Assurances. The Contractor shall execute and deliver all further instruments and documents, and take all further action that, in each case, may be reasonably necessary to enable the Contractor

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to perform the Work and achieve Substantial Completion, or cause the Work to be performed and Substantial Completion achieved, or to otherwise effectuate the purposes or intent of this Agreement.

ARTICLE 3
STANDARD OF PERFORMANCE

3.1    Standard of Performance. With respect to the Contractor's performance of the Work, subject to the terms and conditions of this Agreement, the Contractor shall comply with, and shall cause the Work and the Facility and all Components thereof to comply with, Prudent Industry Practice, Applicable Law, all Applicable Permits, all applicable codes and standards, the requirements of all relevant insurance policies and the requirements of this Agreement, and shall use the degree of care, skill and diligence that would be expected to be exercised by a prudent, skilled and experienced contractor engaged in the same types of undertakings as the construction of the Facility under the same or similar circumstances and conditions as those applying to the design, development and construction of the Facility.

ARTICLE 4
OWNER'S INFORMATION; ACCESS TO THE FACILITY; INSPECTIONS

4.1    Owner Lessor's Information.

4.1.1    Commencing on the date of this Agreement and continuing until the date on which Substantial Completion is achieved, the Contractor shall provide to the Owner Lessor each monthly progress report received by the Contractor from Kiewit pursuant to the Kiewit Construction Contract with respect to the progress of the Work and the status of efforts made to achieve Substantial Completion. The Contractor shall not agree to any material change to the monthly progress reporting requirements under the Kiewit Construction Contract that would extend the time to furnish reports or reduce the amount of information to be provided without the consent and approval of the Owner Lessor. The Contractor shall provide such reports to the Owner Lessor promptly following receipt by the Contractor from Kiewit. To the extent that Kiewit fails to provide any such report when required under the Kiewit Construction Contract, the Contractor shall use reasonable commercial efforts to cause Kiewit to deliver such report as promptly as possible. At the Owner Lessor's request, the Contractor shall provide an opportunity during usual business hours for the Owner Lessor (and its authorized representatives), to meet with appropriate personnel of the Contractor to discuss and assess the contents of any such progress report. Following the date of Substantial Completion, the Contractor shall provide to the Owner Lessor any progress reports received by it from Kiewit promptly following receipt of any such reports.

4.1.2    In addition to the reports it is required to provide pursuant to Section 4.1.1, the Contractor shall also provide the Owner Lessor with prompt notice of any material incident, event or concern that may occur or arise during the course of the development, construction or commissioning of the Facility that could reasonably be expected to prevent the Contractor from achieving Substantial Completion by the Guaranteed Outside Completion Date, or, if Substantial Completion has not occurred by the Guaranteed Outside

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Completion Date, by the date most recently projected by the Contractor as the date on which Substantial Completion will occur (the “Expected Completion Date”).

4.2    Facility Site Access. The Contractor, pursuant to the reservation in favor of the Contractor (as Ground Lessor) in Section 4.3 of the Ground Lease, and as owner of the land adjacent to the Facility Site, shall be responsible for ensuring that the Contractor and the Subcontractors, and each of their agents and employees, have unlimited rights of ingress and egress to and from the Facility Site in connection with the performance of the Work.

4.3    Inspection by Contractor. The Contractor shall perform all inspection, expediting, quality surveillance and traffic services that are required for performance of the Work on a timely basis. The Contractor shall perform a detailed inspection of all Work in progress at intervals appropriate to the stage of construction of the Facility Site, as is necessary to ensure that such Work is proceeding in accordance with this Agreement and the Construction Documents and to protect the Owner Lessor against defects and deficiencies in such Work. Contractor's responsibilities under this Section 4.3 shall include inspection of all materials and equipment both on and off the Facility Site that comprise or will comprise the Facility or that are to be used in connection with the performance of the Work hereunder. The Contractor shall notify the Owner Lessor of any significant deficiencies revealed through such inspections which could reasonably be expected to delay the achievement of Substantial Completion beyond the Guaranteed Outside Completion Date, or, if applicable, the Expected Completion Date, and of the measures proposed by the Contractor to remedy such deficiencies.

4.4    Inspection by Owner Lessor. The Owner Lessor (and its authorized representatives) shall have the right to inspect the Work and the Facility Site, and to monitor any material performance tests of the Facility, subject to any conditions on any inspection or monitoring the Contractor or any Subcontractor reasonably determines is necessary or appropriate for safety or security reasons. The Contractor shall use reasonable commercial efforts to provide the Owner Lessor (and its authorized representatives) with advance notice of the scheduled date, time, location and purpose of any material performance tests, if practicable, but failure to do so shall not constitute a default giving rise to any remedies as a result thereof and the Contractor shall have no obligation to provide such Person notice of any acceleration, delay or rescheduling of any such material performance test. All such inspections shall be conducted in a manner that does not unreasonably interfere with the progress of the Work. No inspection performed, witnessed, or failed to be performed or witnessed by the Owner Lessor (or any of its authorized representatives), or any recommendation or lack of recommendation from the Owner Lessor (or any of its authorized representatives) in connection therewith, shall constitute a waiver of any of Contractor's obligations hereunder. The Contractor shall have no obligation to reimburse the Owner Lessor or its Affiliates (or any authorized representative of the Owner Lessor or its Affiliates) in connection with the exercise of any of their rights under this Section 4.4 unless a Lease Event of Default has occurred and is continuing.

ARTICLE 5
SUBSTANTIAL COMPLETION; FINAL COMPLETION

5.1    Substantial Completion. “Substantial Completion” shall be achieved if and only if with respect to the Facility:

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(a)    the Facility and all Work required to be performed under this Agreement on or prior to Substantial Completion have been completed in all material respects excepting Punch List items that do not materially and adversely affect the ability of the Facility to operate in accordance with Prudent Industry Practice;

(b)    the Facility has commenced commercial operations in combined cycle mode with an aggregate net output the Contractor determines to be commercially reasonable for an electric generation facility with the structure and components of the Facility, in light of, and taking into account, the Construction Documents and the results of any performance tests conducted thereunder;

(c)    interconnection and synchronization of the Facility with the electrical grid has been achieved;

(d)    the Contractor has obtained all Applicable Permits for the operation of the Facility by the Contractor under the Facility Lease;

(e)    the Facility is performing in accordance with all Applicable Permits (including air permit emissions limitations);

(f)    the Contractor has developed the Punch List; and

(g)    the Contractor has received from each Subcontractor all documentation deemed necessary by the Contractor for the safe and reliable operation of the Facility and such documentation is in all respects satisfactory to the Contractor (in its sole discretion).

5.2    Achievement of Substantial Completion. No later than five (5) Business Days after the date on which the Contractor determines, in its reasonable discretion, that Substantial Completion has been achieved, the Contractor shall deliver to the Owner Lessor an executed Substantial Completion Certificate, a form of which is attached hereto as Exhibit B (the “Substantial Completion Certificate”). For purposes of this Agreement, the date of achievement of Substantial Completion shall be the date on which the Contractor delivers to the Owner Lessor the Substantial Completion Certificate.

5.3    Final Completion. Following the achievement of Substantial Completion, Contractor shall use its commercially reasonable efforts to ensure that the Facility achieves Final Completion in a timely manner. “Final Completion” shall be achieved hereunder if and only if, with respect to the Facility:

(a)    Substantial Completion has been achieved;

(b)    All items on the Punch List have been completed to the Contractor's satisfaction;

(c)    The Contractor has (i) prepared final drawings, specifications and other documentation that represents the physical placement of all Facility components and systems as installed or constructed at completion or (ii) obtained any such documents that have been prepared on behalf of the Contractor;

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(d)    The Contractor has received all quality assurance documentation with respect to commissioning and testing of the Facility, to the extent deemed necessary by the Contractor for the safe and reliable operation of the Facility; and

(e)    The Contractor has delivered to the Owner Lessor any customary releases of mechanic's liens received by the Contractor from each applicable Subcontractor.

5.4    Achievement of Final Completion. No later than five (5) Business Days after the date on which the Contractor determines, in its reasonable discretion, that it has achieved Final Completion, the Contractor shall deliver to the Owner Lessor an executed Final Completion Certificate, substantially in the form attached hereto as Exhibit C (the “Final Completion Certificate”). For purposes of this Agreement, the date of achievement of Final Completion shall be the date on which the Contractor delivers to the Owner Lessor the Final Completion Certificate.

5.5    Acceptance by Owner Lessor Not a Release of Contractor. No issuance of any Substantial Completion Certificate or Final Completion Certificate shall constitute a waiver or relinquishment by the Owner Lessor of any of its rights under this Agreement, nor exonerate or relieve the Contractor from any obligation, warranty or liability under this Agreement, except to the extent expressly provided herein.

ARTICLE 6
PRICE AND PAYMENT

6.1    CMA Payment. As full consideration to the Contractor for the timely, full and complete performance of the Work and all costs incurred in connection therewith, the Owner Lessor shall pay, and Contractor shall accept, the sum of $188,044,698 (the “CMA Payment”), to be paid in full in immediately available funds on the Closing Date. The parties acknowledge and agree that the CMA Payment shall not be subject to adjustment for any reason, including for (i) any Facility construction costs or schedule overruns or savings, which shall in any and all cases remain the responsibility of, or accrue to the benefit of, the Contractor, as applicable, or (ii) consequences of any Uncontrollable Forces or change in Applicable Law.

ARTICLE 7
SUBCONTRACTS

7.1    Subcontractors. The Contractor may subcontract the Work, in whole or in part, to any Person without further approval by the Owner Lessor, and the Owner Lessor acknowledges that the Contractor has, prior to the date of this Agreement, engaged Subcontractors to perform the Work. Notwithstanding any agreement with any Subcontractor, the Contractor shall be solely responsible for the Work and shall not be entitled to relief if any portion of the Work is incomplete or delayed due to any disagreement between or among Subcontractors or between any Subcontractor and the Contractor.

7.2    Payments to Subcontractors. The Contractor shall be solely responsible for paying each Subcontractor and any other Person to whom any amount is due from the Contractor in connection with the performance of the Work, and shall fully indemnify, save harmless and defend the Owner Lessor, the Trust Company, the Lessor Manager, the Lease Indenture Trustee

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and Wilmington Trust, and their respective Affiliates, successors, assigns, agents, directors, officers or employees (the “Owner Lessor Indemnified Parties”), from and against any and all Claims of any Subcontractor imposed on or asserted against any Owner Lessor Indemnified Party for any amount due from the Contractor in connection with the performance of the Work. The foregoing indemnity is in addition to the Contractor's indemnity obligations set forth in Section 12.1 and the Operative Documents, and is for the exclusive benefit of the Owner Lessor Indemnified Parties and in no event shall inure to the benefit of any other Person or diminish or otherwise relieve the Contractor from its indemnity obligations set forth in Section 12.1 or the Operative Documents.

7.3     No Privity; No Assignment. The Owner Lessor shall not be deemed by virtue of this Agreement to have any contractual obligation to or relationship with any Subcontractor. The parties acknowledge and agree that (i) none of the Construction Documents have been or are being assigned to the Owner Lessor pursuant to this Agreement or any other Transaction Document, and (ii) as between the Contractor and the Owner Lessor, the Contractor shall have the right, in its sole discretion, to amend, modify or terminate, or waive any requirement under, any Construction Document; provided that no such amendment, modification, termination or waiver shall materially adversely affect the ability of the Contractor to comply with its obligations under this Agreement.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1    Representations and Warranties of Contractor. The Contractor represents and warrants to the Owner Lessor that:

8.1.1     Legal Status. The Contractor is an instrumentality and agency of the Government duly created and validly existing under the provisions of the TVA Act and has full power and authority to enter into and perform its obligations under this Agreement.

8.1.2    Due Authorization; Enforceability; Etc. This Agreement has been duly authorized, executed and delivered by all necessary corporate action by the Contractor, and, assuming the due authorization, execution and delivery by the Owner Lessor, this Agreement constitutes the legal, valid and binding obligations of the Contractor, enforceable against it in accordance with its terms, except as the same may be limited by fraudulent transfer, moratorium or other laws of general applicability relating to or affecting the rights of creditors and by general principles of equity.

8.1.3    Non-Contravention. The execution, delivery and performance by the Contractor of this Agreement, the consummation by the Contractor of the transaction contemplated hereby, and compliance by the Contractor with the terms and provisions hereof, do not and will not (i) contravene the TVA Act or any other Applicable Law binding the Contractor or its property, or (ii) constitute a default by the Contractor under, or result in the creation of any Lien on the property of the Contractor (other than as contemplated by or permitted pursuant to any Transaction Document) under, or require any approval or consent of, or notice to, any holder of any indebtedness of the Contractor under the Bond Resolution, the Subordinated Resolution or any other similar bond resolution governing the issuance of

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indebtedness of TVA (whether senior or subordinated) or any other material contract, agreement or instrument to which the Contractor is a party or by which the Contractor or any of its property is bound.

8.1.4    Litigation. There is no pending or, to the Actual Knowledge of the Contractor, threatened, action, suit, investigation or proceeding against the Contractor before any Governmental Entity questioning the validity of this Agreement.

8.1.5    Patents, Licenses; Franchises. The Contractor owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and rights with respect to the foregoing necessary to perform the Work without conflict with the rights of others, except where noncompliance will not have a Material Adverse Effect or involve a material risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material Lien on, the Facility or the Facility Site, (ii) the impairment of its ability to perform the Work or other services hereunder or (iii) any criminal or material civil liability being incurred by the Lessor Owner, the Equity Investor, the Equity Note Purchasers, the Lessor Manager, the Equity Manager or the Lease Indenture Trustee.

8.1.6    Compliance with Laws. The Contractor is in compliance with Applicable Law relating to the construction of the Facility, except where noncompliance will not have a Material Adverse Effect or involve a material risk of (i) foreclosure, sale, forfeiture or loss of, or imposition of a material Lien on, the Facility or the Facility Site, (ii) the impairment of its ability to perform the Work or other services hereunder or (iii) any criminal or material civil liability being incurred by the Owner Lessor, the Equity Investor, the Equity Note Purchasers, the Lessor Manager, the Equity Manager, the Lease Indenture Trustee or the Noteholders.

8.2    Representations and Warranties of Owner Lessor. The Owner Lessor represents and warrants to Contractor that:

8.2.1    Due Organization. The Owner Lessor is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver, and to perform its obligations under, this Agreement.

8.2.2    Due Authorization; Enforceability; Etc. This Agreement has been duly authorized, executed and delivered by the Owner Lessor, and assuming the due authorization, execution and delivery of this Agreement by the Contractor, this Agreement constitutes the legal, valid and binding obligation of the Owner Lessor, enforceable against the Owner Lessor in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity.

8.2.3    Non-Contravention. The execution and delivery by the Owner Lessor of this Agreement, the consummation by the Owner Lessor of the transactions contemplated hereby and the compliance by the Owner Lessor with the terms and provisions hereof, do not and will not contravene any Applicable Law of the United States of America or the State of Delaware, or the Owner Lessor LLC Agreement or the Owner Lessor's other organizational documents or contravene the provisions of, or

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constitute a default by the Owner Lessor under, any indenture, mortgage or other material contract, agreement or instrument to which the Owner Lessor is a party or by which the Owner Lessor or its property is bound, or result in the creation of any Owner Lessor's Lien upon the Lessor Estate.

8.2.4    Litigation. There is no pending or, to the Actual Knowledge of the Owner Lessor, threatened action, suit, investigation or proceeding against the Owner Lessor before any Governmental Entity.

8.2.5    Compliance With Laws. The Owner Lessor has complied with Applicable Law such that the Owner Lessor is not subject to any fines, penalties, injunctive relief or criminal liabilities which in the aggregate have materially affected or are reasonably likely to have a Material Adverse Effect or impair the Owner Lessor's ability to perform its obligations hereunder.

ARTICLE 9
LIABILITY AND DAMAGES

9.1    CONSEQUENTIAL DAMAGES. NEITHER THE OWNER LESSOR NOR THE CONTRACTOR NOR ANY CONTRACTORS OR AGENTS OF EITHER PROVIDING EQUIPMENT, MATERIALS OR SERVICES FOR THE PERFORMANCE OF THE WORK SHALL BE LIABLE TO THE OTHER OR ANY OF ITS CONTRACTORS OR AGENTS FOR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF USE OR LOSS OF PROFIT, AND THE OWNER LESSOR AND THE CONTRACTOR EACH HEREBY RELEASES THE OTHER AND ITS CONTRACTORS AND AGENTS FROM ANY SUCH LIABILITY. THE FOREGOING EXCLUSION SHALL NOT BE CONSTRUED TO LIMIT RECOVERY UNDER ANY INDEMNITY IN ARTICLE 12 IN RESPECT OF THIRD PARTY CLAIMS FOR DAMAGE TO OR DESTRUCTION OF PROPERTY OF, OR DEATH OF OR BODILY INJURY TO, ANY PERSON.

9.2    Further Limitation of Liability. The limitations of liability and the exclusions of consequential damages set forth in this Agreement (including this Article 9) shall apply irrespective of whether a party hereto or any Affiliate thereof, or any partner, shareholder, officer, director or employee of a party hereto or an Affiliate thereof, asserts a theory of liability in contract, tort, negligence, misrepresentation (including negligent misrepresentation), strict liability or any other theory of liability.

ARTICLE 10
WARRANTIES

10.1    General Warranty. The Contractor warrants to the Owner Lessor that throughout the period commencing with Substantial Completion and, if later, the installation of any property or the performance of any service constituting part of the Work, and ending one (1) day prior to the first anniversary of Substantial Completion or such later date: all Work furnished pursuant to this Agreement (a) shall comply with the requirements of this Agreement; (b) will be free from latent and patent defects in construction; and (c) will be suitable and adequate for its intended purpose as reasonably inferable from the terms of this Agreement. During such period, the Contractor shall, at its expense, re-perform, remove, repair,

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replace, and/or reinstall as necessary all Work, or portions thereof, which fail to comply with any or all of the aforementioned warranties.

10.2    EXCLUSIVE WARRANTIES. THERE ARE NO WARRANTIES OF THE CONTRACTOR TO THE OWNER LESSOR HEREUNDER, EXPRESS OR IMPLIED, OTHER THAN AS SET FORTH IN THIS ARTICLE 10. ALL IMPLIED WARRANTIES (INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) ARE HEREBY DISCLAIMED.

ARTICLE 11
UNCONTROLLABLE FORCES

11.1    Excused Performance. Notwithstanding any other provisions of this Agreement, any obligation of either party under this Agreement shall be excused (expect with respect to the Contractor's payment obligations hereunder) to the extent that such party's inability to perform is caused by Uncontrollable Forces. Each party hereto shall use reasonable efforts to cure, minimize, mitigate or remedy the effects of Uncontrollable Forces. In order to cure, minimize, mitigate or remedy the effects of Uncontrollable Forces, the Contractor may, among other things, suspend performance of the Work in accordance with Section 2.4. The rights or the performance by the Contractor of its obligations under this Agreement shall resume upon the cessation of the Uncontrollable Forces.

ARTICLE 12
INDEMNIFICATION

12.1    Claims Indemnified. The Contractor shall fully indemnify, save harmless and defend the Owner Lessor Indemnified Parties from and against any and all Claims imposed on, incurred or suffered by or asserted against any Owner Lessor Indemnified Party in any way relating to or resulting from or arising out of or attributable to (a) the Work (including the design, procurement, construction, installation, start-up or testing of the Facility), including Claims for any damage to or destruction of property of, or death of or bodily injury to, any Person (whether such Person is an Owner Lessor Indemnified Party, the Contractor or any Subcontractor, or is a Person unaffiliated with the Facility or the performance of the Work), or (b) Contractor's fault, breach of this Agreement, tortious act, negligence, or strict liability in the performance of the Contractor's obligations hereunder. The Contractor's indemnity under this Section 12.1 is for the exclusive benefit of the Owner Lessor Indemnified Parties and in no event shall inure to the benefit of any other Person, and is in addition to the obligations of the Contractor under any Operative Document (including Sections 9.1 and 9.2 of the Participation Agreement).

12.2    Survival of Agreement. This Article 12 shall survive the termination or expiration of this Agreement.
ARTICLE 13
INSURANCE

13.1    Insurance Obtained by Contractor. The Contractor shall, or shall cause its Subcontractors to, maintain in full force and effect, at the Contractor's or such Subcontractors' expense, as applicable, the

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insurance coverages required to be maintained under the Construction Documents.

ARTICLE 14
TERMINATION AND DEFAULT

14.1    Termination. Unless terminated by the mutual written agreement of the parties hereto, this Agreement shall terminate on the earlier of (a) the date of termination of the Facility Lease pursuant to the terms thereof, and (b) the date that is two (2) years following the date on which Final Completion is achieved.

14.2    Owner Lessor Remedies. Upon the occurrence of any default by the Contractor of its obligations hereunder, and at any time thereafter so long as the same shall be continuing, the Owner Lessor may, at its option, declare the Contractor to be in default by written notice to the Contractor; and at any time thereafter, so long as the Contractor shall not have remedied all outstanding defaults hereunder, the Owner Lessor may proceed by appropriate court action or actions, either at law or in equity, as its sole and exclusive remedy for any default hereunder, to specifically enforce performance by the Contractor of its obligations hereunder of the applicable covenants and terms of this Agreement or to recover damages for breach thereof, at the Contractor's sole cost and expense. For the avoidance of doubt, any remedies for a default by the Contractor of its obligations hereunder shall not include: (i) termination of this Agreement or any other Transaction Document, or (ii) removal of the Contractor from the performance of its obligations hereunder.

14.3    Surviving Obligations. Termination of this Agreement (a) shall not relieve either party hereto of its obligations with respect to the confidentiality of the other party's information as set forth in Article 15, (b) shall not relieve either party hereto of any obligation hereunder which expressly survives termination hereof, and (c) shall not relieve Contractor of its indemnification obligations under Article 12 hereof or warranty obligations under Section 10.1 hereof. This Section 14.3 shall survive the termination or expiration of this Agreement.

ARTICLE 15
CONFIDENTIAL INFORMATION

15.1    Confidentiality. Except as set forth in this Section 15.1, and, with respect to any Confidential Information contained in, or delivered in connection with, any Construction Documents, subject in all respects to the confidentiality provisions of the applicable Construction Documents, each of the parties hereto shall hold in confidence any Confidential Information for a period ending five (5) years after the earlier of (a) the achievement of Final Completion, or (b) termination of this Agreement; provided, however, that nothing in this Section 15.1 shall prevent any of the parties hereto from disclosing Confidential Information (i) to its, or to its Affiliate's, directors, officers, employees, agents and professional consultants or advisors, including legal counsel and independent auditors, (ii) in connection with any assignment of this Agreement, provided that any potential assignee is subject to confidentiality provisions substantially similar to those set forth herein, (iii) to any Person to whom such disclosure is reasonably required in connection with the exercise of any remedy hereunder or to protect the interests of the disclosing Person thereunder, (iv) to any Federal or state regulatory authority having jurisdiction over

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any disclosing Person, or any Affiliate of such Person, (v) to any other Person to whom disclosure is necessary (A) to comply with any law, rule, regulation or order applicable to the disclosing Person, (B) to comply with any subpoena or other legal or administrative process or informal investigative order applicable to the disclosing Person or (C) in connection with any litigation to which the disclosing Person or any Affiliate of such Person is a party or (vi) to the Equity Investor or to any Equity Note Purchaser; provided further that in the case of any disclosure made pursuant to clause (v) of this Section 15.1, (x) such disclosing Person shall have used its reasonable best efforts to give the other party hereto prior written notice of any disclosure to be made, unless such notice is prohibited by law or court order and (y) such disclosing Person shall not oppose the other party's seeking an appropriate protective order with respect to any Confidential Information to be so disclosed.

15.2    Public Statements. The Owner Lessor and its respective Affiliates, successors, assigns, agents, directors, officers or employees shall not make any press announcements or public statement about the Facility or any of the transactions contemplated herein, nor shall any such Person make any statement that could reasonably be expected to be used by any third party for such purposes without the prior written consent of the Contractor, such consent not to be unreasonably withheld, conditioned or delayed.

ARTICLE 16
DISPUTE RESOLUTION

16.1    Resolution of Disputes. In the event a dispute arises between the Owner Lessor and the Contractor regarding the application or interpretation of this Agreement, the Owner Lessor and the Contractor shall exercise commercially reasonable efforts to reach a reasonable and equitable resolution of the matter. If the Owner Lessor and the Contractor are unable to resolve the matter within thirty (30) days, either party hereto may refer the matter by written notice to the senior officers of the parties hereto. If the Owner Lessor and the Contractor cannot resolve the matter, the parties hereto shall exercise commercially reasonable efforts to agree upon an appropriate method of non-judicial dispute resolution, including mediation, mini-trial, or arbitration. In any event, neither party hereto shall seek judicial resolution of any dispute until thirty (30) days after the matter has been referred in writing to the senior officers of the parties hereto. In the event of a dispute each of the parties hereto shall, subject to any confidentiality obligations owed to any third party unrelated to any of the parties hereto, make available to the other such data and information as may reasonably be requested. The pendency of this dispute resolution mechanism shall not in and of itself relieve either party hereto of its duty to perform under this Agreement.

ARTICLE 17
TAX MATTERS

17.1    Tax Matters. The Owner Lessor shall reasonably cooperate with the Contractor at the Contractor's sole cost and expense to minimize the Contractor's obligation to pay Taxes (if any) in connection with the Work, including by cooperating with the preparation and overall coordination of the making of tax exemption applications and in preparation of tax agency inquiries and presentations to the extent exemptions in the Owner Lessor's name are available, provided that the Owner Lessor shall not be required to take any

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action or refrain from any action that would involve (a) a material risk of foreclosure, sale, forfeiture or loss of, or the imposition of any material Lien (other than a Permitted Lien) on the Owner Lessor's interest in the Facility Site, the Facility, the Ground Interest or any portion or Component thereof or any interest therein or (b) a risk of the imposition of criminal penalties as a result of such action.

ARTICLE 18
MISCELLANEOUS

18.1    Assignment. The Owner Lessor has assigned its right, title and interest in this Agreement to the Lease Indenture Trustee. The Contractor shall not have the right to assign all or part of its right, title, and interest in this Agreement, and shall not be released from its obligations under this Agreement, without the consent of the Owner Lessor, which consent shall not be unreasonably withheld, delayed or conditioned.

18.2    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof. Except as expressly provided herein, no party hereto may assign its interests herein without the consent of the other parties hereto.

18.3    Collateral Assignment. The parties acknowledge that the Owner Lessor's rights in and to the Facility, the Facility Site and this Agreement have been assigned to, and are subject to the Lien of, the Lease Indenture Trustee as security for the performance of the Owner Lessor's obligations under the Lease Indenture. The Contractor hereby consents to such assignment and to the creation of such Lien and acknowledges receipt of copies of the Lease Indenture, it being understood that such consent shall not affect any requirement or the absence of any requirement for any consent of the Contractor under any other circumstances. Unless and until the Contractor shall have received written notice from the Lease Indenture Trustee that the Lien of the Lease Indenture has been fully terminated, the Lease Indenture Trustee shall have the right to exercise the rights of the Owner Lessor under this Agreement to the extent set forth in and subject in each case to the exceptions set forth in the Lease Indenture. Notwithstanding anything to the contrary contained herein, the rights of the Lease Indenture Trustee, as the assignee of the Owner Lessor's interests, in and to the Facility, the Facility Site or this Agreement shall be subject in all respects to the appointment made under Section 4.1(b) of the Facility Lease, as described below.

18.4    Contractor as Owner Lessor's Agent. The parties acknowledge that, pursuant to Section 4.1(b) of the Facility Lease, the Owner Lessor has irrevocably appointed and constituted the Contractor its agent and attorney-in-fact, coupled with an interest, to assert and enforce, from time to time and so long as the Owner Lessor (or the Lease Indenture Trustee) has not exercised remedies pursuant to Section 18.2 of the Facility Lease, in the name and for the account of the Owner Lessor and the Contractor, as their interests may appear, but in all cases at the sole cost and expense of the Contractor, whatever claims and rights the Owner Lessor may have in respect of the Facility or any Component thereof, against any manufacturer, vendor or contractor, or under any express or implied warranties relating to the Facility or any Component thereof (including any such claim or right that the Owner Lessor may have against the

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Contractor under this Agreement); provided, however, that such appointment may be revoked in accordance with Section 4.1(b) of the Facility Lease.

18.5    Waivers. No failure to exercise, and no delay in exercising, any right, power or remedy under this Agreement shall impair any right, power or remedy which any party hereto may have, nor shall such failure or delay be construed to be a waiver of any such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement, nor shall any waiver of any breach or default be deemed a waiver of any default or breach subsequently occurring under this Agreement.

18.6    CHOICE OF LAW. THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES OTHER THAN AS PROVIDED IN SECTION 5-1401 OF THE NY GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT U.S. FEDERAL LAW SHALL APPLY.

18.7    Severability. If any provision in this Agreement shall be invalid, illegal or unenforceable under Applicable Law of any jurisdiction, the validity, legality and enforceability thereof in any other jurisdiction, and of the remaining provisions hereof in any jurisdiction, shall not be affected or impaired thereby.

18.8    Notice. Unless otherwise expressly specified or permitted by this Agreement, all communications and notices provided for herein shall be in writing or by a telecommunications or electronic device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including by overnight mail or courier service, (b) in the case of notice by United States mail, certified or registered, postage prepaid, return receipt requested, upon receipt thereof, or (c) in the case of notice by such a telecommunications or electronic device, upon transmission thereof, provided such transmission is promptly confirmed by either of the methods set forth in clauses (a) or (b) above, in each case addressed to the applicable party hereto at its address set forth below, or at such other address as such party may from time to time designate by written notice to the other party hereto:

If to the Owner Lessor:
John Sevier Combined Cycle Generation LLC
c/o Wells Fargo Delaware Trust Company
Corporate Trust Services
919 Market Street, Suite 1600
Wilmington, DE 19801
Telephone No.: (302) 575-2015
Facsimile No.: (302) 575-2006
E-mail: scott.a.huff@wellsfargo.com
Attention: Corporate Trust Administration

If to the Contractor:

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Tennessee Valley Authority
400 West Summit Hill Drive
Knoxville, Tennessee 37902
Telephone No.: (865) 632-3366
Facsimile No.: (865) 632-6597
E-mail: leasenotices@tva.gov
Attention: Treasurer

18.9    Headings and Table of Contents. The headings of the Articles and Sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

18.10    Entire Agreement. This Agreement contains the entire agreement between the Owner Lessor and the Contractor with respect to the Work and the subject matter hereof, and supersedes any and all prior and contemporaneous written and oral agreements, proposals, negotiations, specifications, understandings and representations pertaining to the Work.

18.11    Amendments. No amendments or modifications hereof shall be valid unless evidenced by a written agreement executed by both parties hereto.

18.12    No Third Party Rights. This Agreement and all rights hereunder are intended for the sole benefit of the Owner Lessor (and permitted successors and assigns thereof), the Contractor and the Owner Lessor Indemnified Parties (to the extent provided in Article 12), and shall not imply or create any rights on the part of, or obligations to, any other Person or any other rights on the part of, or other obligations to, any Owner Lessor Indemnified Party beyond the rights and obligations expressly set forth in such provision.

18.13    Limited Recourse. The Owner Lessor and the Contractor acknowledge that the Owner Lessor has entered into this Agreement entirely on its own behalf, and in no manner on behalf of any parent, subsidiary or affiliate company of the Owner Lessor or any equity holder in or joint venturers of the Owner Lessor or any affiliates of any of them, and that the Contractor shall have no recourse against any parent, subsidiary or affiliate company of the Owner Lessor or any equity holder in or joint venturers of the Owner Lessor or any parent, subsidiary or affiliate company thereof (other than the Owner Lessor), or any partners, shareholders or other equity owners, joint venturers, officers, directors, successors or assigns of any such Person for any reason.

18.14    Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a)  this Agreement is executed and delivered by the Trust Company, not individually or personally but solely as manager of the Owner Lessor under the Owner Lessor LLC Agreement, in the exercise of the powers and authority conferred and vested in it pursuant thereto, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Lessor is made and intended not as personal representations, undertakings and agreements by the Trust Company, but is made and intended for the purpose for binding only the Owner Lessor, (c) nothing herein contained shall be construed as creating any liability on the Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto or by

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any Person claiming by, through or under the parties hereto and (d) under no circumstances shall the Trust Company, be personally liable for the payment of any indebtedness or expenses of the Owner Lessor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Owner Lessor under this Agreement.

[Signature page follows.]

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IN WITNESS WHEREOF, the Owner Lessor and the Contractor, intending to be legally bound, have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized on the dates below their respective signatures, but effective as of the date first set forth above.

JOHN SEVIER COMBINED CYCLE GENERATION LLC
By: Wells Fargo Delaware Trust Company, National Association, not in its individual capacity, but solely as Lessor Manager under the Owner Lessor LLC Agreement

By: /s/ Scott A. Huff
Name: Scott A. Huff
Title: Vice President
Date: January 17, 2012

TENNESSEE VALLEY AUTHORITY

By: /s/ John M. Hoskins
Name: John M. Hoskins
Title: Senior Vice President and Treasurer
Date: January 17, 2012

(Construction Management Agreement)

EXHIBIT A
to
Construction
Management Agreement
Description of Facility

The Facility consists of the Units, Common Facilities, and any other equipment, material or property, other than real property, associated with the Units and Common Facilities (but not associated with the Global Common Facilities), all of which are located on, under, or over the Facility Site, which Facility Site is the real property located in Hawkins County, Tennessee and is described in greater detail in Exhibit 1 to the Ground Lease.
The Facility will have a three over one combined cycle configuation consisting of three (3) Units and one (1) Toshiba nominally rated 400 megawatt steam turbine generator (the “STG”). Each Unit consists of a General Electric 7FA.04 combustion turbine generator (“CTG”), the related Nooter/Eriksen heat recovery steam generator (“HRSG”) with supplementary duct firing and any ancillary equipment related thereto, except for any Component exclusively constituting Common Facilities.
The Facility will be capable of operating in both simple cycle operation and combined cycle operation. The CTG's primary fuel supply will be natural gas and its secondary fuel supply will be No. 2. Fuel oil. The HRSG's supplemental duct firing will utilize natural gas only.
The CTGs are sometimes referred to as CT1, CT2 and CT3. The serial numbers for each CTG-HRSG pair are as follows:

TVA Tag Number	CTG Serial Number	HRSG Serial Number

Unit 1	298973	083200-1
Unit 2	298974	083200-2
Unit 3	298975	083200-3

The Components for each Unit includes the following:
Mark VIe Gas Turbine Control System
Inlet Filter System
Exhaust System
Exhaust Diverter Damper
Guillotine Isolation Damper to HRSG
Evaporative Cooling System
Cooling Water Module
Water Injection Skid

EXH. A-1

Fuel Gas Filter/Separator
CO2 Fire Protection System
Control Cab/(PEECC)
LCI Starting System/Transformer
EX2100 Generator Excitation System
Generator Auxiliary Compartment
Main Step-up Transformer
Fuel Oil Heating System
Fuel Oil Forwarding System
Fuel Gas Module
Lube Oil Mist Eliminator
Atomizing Air/HP Fuel Oil Pump Skid
Emissions Monitoring Systems on CT exhaust, SCR inlet and HRSG exhaust
Feed Water System
Steam System
CO Catalyst
SCR Catalyst
Duct Burners

The Common Facilities are equipment and facilities that are used for the operation of the Units at the Facility, but are not Global Common Facilities. These shared facilities support the Units. The Common Facilities are as follows:
Steam Turbine Generator
Condensate System
Circulating Water System
Closed Cooling Water System
Fuel Oil Storage System
Compressed Air System
Chemical Feed System
Steam Water Sampling System
Nitrogen, Hydrogen, & CO2 Gas Systems
Fuel Gas Dew Point Heating System
Fuel Gas Pressure Regulation System
Plant Water Supply System
Auxiliary Steam System
Ammonia Supply System
Oil-Water Separation and Discharge System
Fire Loop System
Potable Water System
Eye Wash System
Storm Water Drains
Process Water
Compressor Wash System

EXH. A-2

EXHIBIT B
to
Construction
Management Agreement
Form of
Substantial Completion Certificate

__________, 20__

SUBSTANTIAL COMPLETION CERTIFICATE
JOHN SEVIER COMBINED CYCLE FACILITY

Reference is made to the Construction Management Agreement, dated as of January 17, 2012 (the “Agreement”), by and between John Sevier Combined Cycle Generation LLC, a Delaware limited liability company (“Owner Lessor”), and Tennessee Valley Authority, a wholly owned corporate agency and instrumentality of the United States (“Contractor”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Pursuant to Sections 5.1 and 5.2 of the Agreement, Contractor hereby certifies that Substantial Completion of the Facility occurred on __________, 20__.

IN WITNESS WHEREOF, the Contractor has caused this Substantial Completion Certificate to be executed and delivered by its duly authorized representative as of the date first set forth above.

TENNESSEE VALLEY AUTHORITY

By: ___________________________________________
Name:
Title:

EXH. B-1

EXHIBIT C
to
Construction
Management Agreement
Form of
Final Completion Certificate

__________, 20__

FINAL COMPLETION CERTIFICATE
JOHN SEVIER COMBINED CYCLE FACILITY

Reference is made to the Construction Management Agreement, dated as of January 17, 2012 (the “Agreement”), by and between John Sevier Combined Cycle Generation LLC, a Delaware limited liability company (“Owner Lessor”), and Tennessee Valley Authority, a wholly owned corporate agency and instrumentality of the United States (“Contractor”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

Pursuant to Sections 5.3 and 5.4 of the Agreement, Contractor hereby certifies that Final Completion of the Facility occurred on __________, 20__.

IN WITNESS WHEREOF, the Contractor has caused this Final Completion Certificate to be executed and delivered by its duly authorized representative as of the date first set forth above.

TENNESSEE VALLEY AUTHORITY

By: ___________________________________________
Name:
Title:

EXH. C-1